CONSENT AND AMENDMENT

THIS CONSENT AND AMENDMENT (this “Agreement”), dated as of May 14, 2009, is entered into by and among Octavian Global Technologies, Inc., a Nevada corporation (the “Company”), and the persons identified as “Holders” on the signature pages hereto (the “Holders”).  Defined terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement, dated October 30, 2008, by and among the Company and the Holders (the “Purchase Agreement”).

WHEREAS, pursuant to the Purchase Agreement, the Holders were issued an aggregate of $14,285,700 in principal amount of Original Issue Discount Convertible Debenture due October 30, 2011 (the “Debentures”) and were issued common stock purchase warrants (the “Warrants”) exercisable for shares of Common Stock of the Company.

WHEREAS, the Company has negotiated with Austrian Gaming Industries GmBH (“AGI”) for the surrender of approximately $6,491,176 of accounts payable (the “Exchange”), in a contemplated offering of $4 million of new consideration in which certain new investors set forth on Schedule A attached hereto (“Third Party Holders”) may invest in the Company (“Capital Investment” and together with the Exchange, the “New Financing” and the new Debentures, new Warrants and new Shares issued under the New Financing, the “New Debentures”, the “New Warrants”, the “New Shares” and collectively, the “New Securities”).

WHEREAS, the Exchange and Capital Investment shall be via the issuance of the New Securities on the same terms and conditions as provided for under the Purchase Agreement, provided that the New Debentures issued pursuant to the Exchange shall not include an original issued discount and shall be immediately converted into Common Stock upon the closing of the transactions.

WHEREAS, the Company desires to obtain consents, waivers and amendments from the Holders with respect to certain provisions and other matters contained in the Transaction Documents (as defined herein) to ensure the consummation of the New Financing any other transactions related thereto.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Holder hereby agrees as follows:

1. Consent.  Subject to the terms and conditions hereunder, each Holder hereby consents to the New Financing solely with the Third Party Holders set forth on Schedule A and in the amounts set forth on Schedule A as contemplated on the terms set forth in term sheet attached hereto as Exhibit A, and the accompanying spreadsheet and agree that the New Financing does not violate, conflict with, breach, default (including, but not limited to, on a post transaction basis, AGI beneficially owning in excess of 50% of the Common Stock on a non-diluted and fully-diluted basis), or reset any of the rights of the Holder or obligations of the Company under the Purchase Agreements or other agreements entered into in connection therewith provided that the New Financing has closed by May 15, 2009.

2. Amendments.  The Company and the Holders hereby amend the Purchase Agreement, Debentures and Warrants as follows:

(a) Rights of Debentures and Warrants.  The rights and obligations of each Holder and Third Party Holder and of the Company with respect to the New Debenture, the New Warrants, the New Shares and the shares of Common Stock issuable under the New Debentures and New Warrants (the “New Underlying Shares”) shall be identical, in all respects, to the rights and obligations of a Purchaser and the Company pursuant to the Purchase Agreement, provided that the New Debentures issued pursuant to the Exchange shall not include an original issue discount and shall be immediately converted into Common Stock on the closing of the transactions (the “New Financing Agreement”) and the Subscription Amounts, Principal Amounts, New Debentures, the New Warrants, the New Shares and the New Underlying Shares issued hereunder shall be aggregated with the Securities issued pursuant to the Purchase Agreement at the initial closing thereunder.

(b) Novation of Third Party Holders to Purchase Agreement.  As to any Third Party Holders, the Company and each Holder acknowledge and agree that (i) any Third Party Holder shall be henceforth deemed a “Purchaser” under the Purchase Agreement and (ii) a Third Party Holder shall have all the rights and obligations of a Purchaser under the Purchase Agreement as fully and to the same extent as if the undersigned was an original signatory thereto.

(c) Additional “Exempt Issuances”.  The following issuances shall be deemed Exempt Issuances under the Purchase Agreement:

(i) Provided that the New Financing has closed by May 15, 2009, the issuance of the New Securities pursuant to the New Financing; and

(ii) The issuance of up to, in the aggregate, 50,000 shares of Common Stock, subject to adjustment for reverse and forward stock splits and the like, to employees, agents, sub-contractors and consultants of the Company in lieu of cash compensation; provided that any such issuances shall reduce the number of shares of Common Stock issuable under clause (a) of the definition of “Exempt Issuance” under Section 1.1 of the Purchase Agreement or otherwise available for reservation as shares of Common Stock underlying any options, warrants, restricted stock grants or otherwise to employees, officers, directors, advisor or consultants to the Company, whether pursuant to any stock or option plan or otherwise, and any issuances thereunder shall reduce the number of shares of Common Stock issuable hereunder.

3. Reference is made to that certain Lock-Up Agreement given by Harmen Brenninkmeijer to the Holders.  Subject to the following persons executing the Lock-Up Agreements in form and substance attached hereto as Exhibit A  and deliver a copy of such executed Lock-Up Agreements to the Holders, the Holders hereby waive the restrictions on transfer set forth therein made to the following persons in the following amounts:

Michael Stephanov (RU)	30,000
Robert Dijkstra (UK)	30,000
Yury Michalov (RU)	20,000
Anton Makeev (RU)	20,000
Oleg Gorski (RU)	20,000
Helen Hedgeland (UK)	15,000
Bryan Tolladay (CY)	15,000
Fabian Grous (ARG)	15,000
AGI	214,000

4. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents (as defined in the Purchase Agreement) shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein. The Company and the undersigned Holder agree that execution and delivery of this Agreement shall serve as the sole form of notice and irrevocable election by the Company and such Holder solely with respect to the consents and amendments contemplated hereby and that no further action on the part of the Company or any other person is required to effect such waiver and amendment except as set forth herein. The Company acknowledges and agrees that this waiver and consent is a limited one-time waiver and consent solely with respect to the subject matter discussed herein and shall not be deemed to be a consent to or waiver of any Event of Default under the Debentures or the triggering of a separate event which may have arisen independently of the subject matter discussed herein or any other event which may arise subsequent to the date hereof. Furthermore, the Company acknowledges and agrees that the Holders shall not be under any further obligation to waive, consent to or otherwise agree to modify any of the terms or conditions of, any of the Holder’s rights under the Purchase Agreement , Debenture, or any other agreement, arrangement or understanding the Company has with the Holders.

5. This Agreement may be executed in one or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.  The terms set forth in this Letter Agreement may not be amended without the prior written consent of each of the Company and the Holders.   This Agreement constitutes the entire agreement among the parties with respect to the matters covered hereby and thereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

6. The Company has elected to provide all Holders with the same terms and form of agreement for the convenience of the Company and not because it was required or requested to do so by the Holders.  The obligations of each Holder under this Agreement, and any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under this Agreement or any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Transaction Documents.  Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.  Each Holder has had the opportunity to be represented by its own separate legal counsel in their review and negotiation of this Agreement and the Transaction Documents.

[Signature pages follow]

IN WITNESS WHEREOF, this Consent and Amendment is executed as of the date first set forth above.

OCTAVIAN GLOBAL TECHNOLOGIES, INC.

By:	/s/ Harmen Brennikmeijer
Name: Harmen Brennikmeijer
Title: Chief Executive Officer

Accepted and Agreed to:

Name of Holder: Rockmore Investment Master Fund Ltd
By: /s/Brian Daly

Name: Brian Daly
Title: Director

Name of Holder: Vicis Capital Master Fund
By: /s/Chris Phillips

Name: Chris Phillips
Title: Managing Director

Schedule A

Up to $250,000 by Brian Daly and/or his affiliates.

AGI is buying $3.75 million of debentures (with OID) and exchanging $6,491,176 of accounts payable for an equal amount of debentures (no OID).

EXHIBIT A

LOCK-UP AGREEMENT

May 1, 2009
Each Purchaser referenced below:

Re:
Securities Purchase Agreement, dated as of October 30, 2008 (the “Purchase Agreement”), between Octavian Global Technologies, Inc., a Nevada corporation (the “Company”) and the purchasers signatory thereto (each, a “Purchaser” and, collectively, the “Purchasers”)

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Purchase Agreement.  Pursuant to Section 2.2(a) of the Purchase Agreement and in satisfaction of a condition of the Company’s obligations under the Purchase Agreement and that certain Consent and Amendment, dated May __, 2009 by and among the Company and certain Purchasers (“Consent”), the undersigned irrevocably agrees with the Company that, from the date hereof until October 30, 2010 (such period, the “Restriction Period”), the undersigned will not offer, sell,  contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock or Common Stock Equivalents beneficially owned, held or hereafter acquired by the undersigned and reference in Section 3 of the Consent (the “Securities”); provided, however, that following October 30, 2009, the undersigned shall have the right to sell up to a number of shares of Common Stock in any consecutive 90 day period equal to, in the aggregate during such 90 consecutive day period, 1% of the Company’s then issued and outstanding shares of Common Stock.  Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.  In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Letter Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to each Purchaser to complete the transactions contemplated by the Purchase Agreement and that each Purchaser (which shall be a third party beneficiary of this Letter Agreement) and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder.  The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, each Purchaser and the undersigned.  This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  The undersigned hereby waives any right to a trial by jury.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and each Purchaser and that each Purchaser is not entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.

By its signature below, the Transfer Agent hereby acknowledges and agrees that, reflecting this Letter Agreement, it has placed an irrevocable stop transfer instruction on all Securities beneficially owned by the undersigned until the end of the Restriction Period.  This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Purchasers.

*** SIGNATURE PAGE FOLLOWS***

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Signature

Print Name

Position in Company

Address for Notice:

Number of shares of Common Stock

Number of shares of Common Stock underlying subject to warrants, options, debentures or other convertible securities

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

OCTAVIAN GLOBAL TECHNOLOGIES, INC.

By:

Name:
Title:

Acknowledged and agreed to
as of the date set forth above:

[insert name of Transfer Agent]

By:

Name:
Title: